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                                                                EXHIBIT 10(jj)


                             EMPLOYMENT AGREEMENT



Frank Mohan                                     James Ozanne
Brewster, New York                              Chairman, Source One Mortgage



Dear Frank,

I am very pleased to offer you the position of President and Chief Executive
Officer of Source One Mortgage Corporation.   As we agreed you will begin
employment on or before October 1, 1997. The following are the key terms of your employment:

1.      Base salary of $250,000.
2. Short term annual bonus based on specific performance objectives with a maximum payout if all objectives are achieved of 100% of base salary. The 1997 award will not be prorated.
3. Payments to compensate you for your existing in the money stock options, stock grants and company car of $50,000 on November 1, 1997 and $200,000 each on November 1, 1998 and November 1, 1999. You must be employed by the company at each payment date in order to collect the payment.
4. Participation in our long term incentive plan which is now being revised. The key elements are as follows:

                Tied to and based on Source One book value
                Valuation based on three year average ROE
                Three three year traunches to be issued - 1998-00, 1999-01 and
                 2000-02
                Payouts range from 0 to 12% ROE to 100% at a 15% ROE, 200% at a
                 20% ROE and 300% at a 25% ROE. Payments capped at 300%
                You will receive share grants equal to $150,000 of book value for each of the three traunches.

5. You will participate in an investment and option program identical in terms to the program in which I participate. You will have an opportunity to invest up to $150,000 in Source One stock at book value. Each dollar of investment will entitle you to five times that amount of five year options with strike prices at book value plus 4% per year.

6. If you are terminated without cause prior to December 31, 2000 you will receive two years of base pay and any options will vest immediately.

Frank, I look forward to working with you. If you find the terms of this letter acceptable please initial and return a copy to me.


                                                Sincerely,


                                                James H. Ozanne